EXHIBIT 99.2


            Citibank (South Dakota), National Association, Transferor
             Citibank (South Dakota), National Association, Servicer
 ==============================================================================
                   Universal Card Master Trust, Series 1996-1
                  For the Fiscal Year Ending December 31, 2001
 ==============================================================================

This Certificate relates to the Fiscal Year ending December 31, 2001.

A.   Information Regarding the Total Trust
     -------------------------------------

1. Average Yearly Trust Portfolio Yield ...................            12.03%
       Total Yield Component  .............................            16.94%
       Net Credit Loss Component  .........................             4.91%
       Recoveries .........................................             0.56%
2. Principal Purchase Rate  ...............................            13.98%

3. Principal Payment  Rate  ...............................            13.72%

4. Aggregate Amount of Principal Receivables in the Trust :
     Beginning of Year (01/01/2001 ) .....................  $  13,762,389,393
     Lump Sum Addition  ..................................  $               0
     End of Year (12/31/2001 ) ...........................  $  13,089,208,171
     Transferor's Interest as of Year-End ................  $   6,486,208,171
     Aggregate Invested Amount of all Series as of Year-End $   6,603,000,000

5. Delinquencies (Aggregate outstanding balances in the Accounts that were delinquent by the time periods listed below as of the close of business of the month preceding the final Distribution Date of the year, as percentage of aggregate Receivables as of the last day of the Fiscal
   Year):

    Current  (as of year end)  ...........................  $  12,364,880,679
         5-34 days delinquent  ...........................  $     582,954,298
        35-64 days delinquent  ...........................  $     194,582,490
        65-94 days delinquent  ...........................  $     132,503,948
       95-124 days delinquent  ...........................  $      97,732,381
      125-154 days delinquent  ...........................  $      75,533,979
      155-184 days delinquent  ...........................  $      63,099,765

    Current  (as of year end)  ...........................             91.52%
         5-34 days delinquent  ...........................              4.31%
        35-64 days delinquent  ...........................              1.44%
        65-94 days delinquent  ...........................              0.98%
       95-124 days delinquent  ...........................              0.72%
      125-154 days delinquent  ...........................              0.56%
      155-184 days delinquent  ...........................              0.47%
     35+ days delinquent  ................................              4.17%

            Citibank (South Dakota), National Association, Transferor
             Citibank (South Dakota), National Association, Servicer
 ==============================================================================
                   Universal Card Master Trust, Series 1996-1
                  For the Fiscal Year Ending December 31, 2001
 ==============================================================================

B1a. Information Regarding Group 1
   -----------------------------
  (Percentage Basis)

  1. Average Yearly Portfolio Yield                       12.03%
  2. Average Yearly Weighted Average Certificate Rate      4.18%
  3. Average Yearly Weighted Average Investor Fee Rates    1.87%

C1a. Information Regarding Group 1
   -----------------------------
  (Dollars Basis)

  1. Total YTD Investor Collections               $ 4,876,176,830.23
         YTD Principal Collections                $ 4,419,101,093.67
         YTD Finance Charge Collections           $   457,075,736.55
  2. YTD Investor Default Amount                  $   128,559,629.54
  3. YTD Investor Monthly Interest                $   120,717,029.15
  4. YTD Investor Monthly Fees                    $    49,866,666.67

B1b. Information Regarding Group 2
   -----------------------------
  (Percentage Basis)

  1. Average Yearly Portfolio Yield                         0.00%
  2. Average Yearly Weighted Average Certificate Rate       0.00%
  3. Average Yearly Weighted Average Investor Fee Rates     0.00%

C1b. Information Regarding Group 2
   -----------------------------
  (Dollars Basis)

  1. Total YTD Investor Collections               $             0.00
         YTD Principal Collections                $             0.00
         YTD Finance Charge Collections           $             0.00
  2. YTD Investor Default Amount                  $             0.00
  3. YTD Investor Monthly Interest                $             0.00
  4. YTD Investor Monthly Fees                    $             0.00

            Citibank (South Dakota), National Association, Transferor
             Citibank (South Dakota), National Association, Servicer
================================================================================
                   Universal Card Master Trust, Series 1996-1
                  For the Fiscal Year Ending December 31, 2001
================================================================================

B1c. Information Regarding Group 3
   -----------------------------
  (Percentage Basis)

  1. Average Yearly Portfolio Yield                       12.03%
  2. Average Yearly Weighted Average Certificate Rate      3.83%
  3. Average Yearly Weighted Average Investor Fee Rates    1.77%

C1c. Information Regarding Group 3
   -----------------------------
  (Dollars Basis)

  1. Total YTD Investor Collections             $ 8,188,100,012.47
         YTD Principal Collections              $ 7,456,784,558.22
         YTD Finance Charge Collections         $   731,315,454.24
  2. YTD Investor Default Amount                $   211,526,403.95
  3. YTD Investor Monthly Interest              $   169,228,680.12
  4. YTD Investor Monthly Fees                  $    76,311,037.92

B1d. Information Regarding Group 4
   -----------------------------
  (Percentage Basis)

  1. Average Yearly Portfolio Yield                        12.68%
  2. Average Yearly Weighted Average Certificate Rate       4.43%
  3. Average Yearly Weighted Average Investor Fee Rates     1.87%

C1d. Information Regarding Group 4
   -----------------------------
  (Dollars Basis)

  1. Total YTD Investor Collections             $   532,586,527.60
         YTD Principal Collections              $   486,618,240.73
         YTD Finance Charge Collections         $    45,968,286.87
  2. YTD Investor Default Amount                $    12,341,302.89
  3. YTD Investor Monthly Interest              $    12,317,695.74
  4. YTD Investor Monthly Fees                  $     4,922,385.42

            Citibank (South Dakota), National Association, Transferor
             Citibank (South Dakota), National Association, Servicer
================================================================================
                   Universal Card Master Trust, Series 1996-1
                   For the Fiscal Year Ending December 31, 2001
================================================================================

C2. Information Regarding Series 1996-1
   ------------------------------------

    1. Total YTD Investor Collections                $  463,446,664.44
         YTD Principal Collections                   $  421,110,872.97
         YTD Reallocated Finance Charge Collections  $   42,335,791.46
    2. YTD Investor Default Amount                   $   10,912,893.74
    3. YTD Investor Monthly Interest                 $   11,151,913.18
    4. YTD Investor Monthly Servicing Fee            $    4,675,000.00
    5. YTD Excess Finance Charge Collections         $   15,682,995.80

*Finance charges have been reallocated based on sharing mechanics within the Group, this amount also includes investment proceeds due to Series.

C3. Average Yearly Information Regarding Trigger Levels:
   -----------------------------------------------------

    1. Series Adjusted Portfolio Yield                    12.61%

    2. Base Rate                                          6.33%
         Coupon Component                                 4.46%
         Servicing Component                              1.87%
    3. Excess Spread Percentage                           6.28%

            Citibank (South Dakota), National Association, Transferor
             Citibank (South Dakota), National Association, Servicer
================================================================================
                   Universal Card Master Trust, Series 1996-1
                   For the Fiscal Year Ending December 31, 2001
================================================================================

D. Information Regarding Series 1996-1
--------------------------------------
 1a. Class A Invested Amount as of Year-End                         $            0.00

 1b. Class B Invested Amount as of Year-End                         $            0.00

 1c. CIA Invested Amount as of Year-End                             $            0.00

 2a. Class A YTD Interest                                           $    8,921,588.54

 2b. Class B YTD Interest                                           $    1,200,250.00

 2c. CIA YTD Interest                                               $    1,030,074.64

 3a. Class A YTD Investor Charge-offs                               $            0.00

 3b. Class B YTD Investor Charge-offs                               $            0.00

 3c. CIA YTD Investor Charge-offs                                   $            0.00

 4.  YTD Required Amount                                            $            0.00

 4a. Class A YTD Principal Deposits to PFA                          $  850,000,000.00

 4b. Class A YTD Principal Deposits to PFA                          $   80,000,000.00

 4c. CIA YTD Principal Deposits to PFA                              $   70,000,000.00

            Citibank (South Dakota), National Association, Transferor
             Citibank (South Dakota), National Association, Servicer
================================================================================
                   Universal Card Master Trust, Series 1996-1
                   For the Fiscal Year Ending December 31, 2001
================================================================================

E. Information Regarding Charge-offs and Distributions to Certificateholders
-----------------------------------------------------------------------------
1a. The YTD total amount of the distribution to Class A
    Certificateholders on the Payment Date                            $  862,465,781.26

1b. The YTD total amount of the distribution to Class B
    Certificateholders on the Payment Date                            $   81,200,250.00

1c. The YTD total amount of the distribution to CIA provider
    on the Payment Date                                               $   71,030,074.64

2a. The amount of the distribution set forth in item 1(a) above
    with respect to principal on the Class A Certificates             $  850,000,000.00

2b. The amount of the distribution set forth in item 1(b) above
    with respect to principal on the Class B Certificates             $   80,000,000.00

2c. The amount of the distribution set forth in item 1(c) above
    with respect to principal on the CIA                              $   70,000,000.00

3a. The amount of the distribution set forth in item 1(a) above
    with respect to interest on the Class A Certificates              $   12,465,781.26

3b. The amount of the distribution set forth in item 1(b) above
    with respect to interest on the Class B Certificates              $    1,200,250.00

3c. The amount of the distribution set forth in item 1(c) above
    with respect to interest on the CIA                               $    1,030,074.64

4a. The amount, if any, by which the outstanding principal
    balance of the Class A Certificates exceeds the Class A
    Invested Amount as of the end of the Record Date with
    respect to the Payment Date                                       $  850,000,000.00

4b. The amount, if any, by which the outstanding principal
    balance of the Class B Certificates exceeds the Class B
    Invested Amount as of the end of the Record Date with
    respect to the Payment Date                                       $   80,000,000.00

4c. The amount, if any, by which the outstanding principal
    balance of the CIA exceeds the CIA
    Invested Amount as of the end of the Record Date with
    respect to the Payment Date                                       $   70,000,000.00

            Citibank (South Dakota), National Association, Transferor
             Citibank (South Dakota), National Association, Servicer
================================================================================
                   Universal Card Master Trust, Series 1996-1
                   For the Fiscal Year Ending December 31, 2001
================================================================================


                             Citibank (South Dakota), National Association, Servicer



                             By:     /s/ Andrew Lubliner
                                --------------------------
                                Name:    Andrew Lubliner
                                Title:   Servicing Officer